                                                                    Exhibit 10.4


                            STOCK EXCHANGE AGREEMENT

                                  by and among

                               ESPERNET.COM, INC.
                            (a Delaware corporation)



                         ESPERNET.COM OF NEW YORK, INC.
                            (a New York corporation)


                                       and


                               THE STOCKHOLDERS OF

                         ESPERNET.COM OF NEW YORK, INC.


                               SEPTEMBER 21, 1999
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                            STOCK EXCHANGE AGREEMENT

                                TABLE OF CONTENTS

1. DEFINITIONS..............................................................   1

2. THE EXCHANGE OF SHARES...................................................   4
   2.1  Basic Transaction...................................................   4
   2.2  Stock Exchange......................................................   5

3. CLOSING..................................................................   5
   3.1  Location, Date......................................................   5
   3.2  Deliveries..........................................................   5
   3.3  Transferors' Representative.........................................   6

4. REPRESENTATIONS AND WARRANTIES OF THE TRANSFERORS........................   7
   4.1  Corporate Status....................................................   7
   4.2  Authorization.......................................................   7
   4.3  Consents and Approvals..............................................   7
   4.4  Capitalization and Stock Ownership..................................   7
   4.5  Subsidiaries........................................................   8
   4.6  Corporate Records...................................................   8
   4.7  Legal Proceedings and Compliance with Law...........................   8
   4.8  Securities Matters..................................................   8
   4.9  Accuracy of Information.............................................   9

5. REPRESENTATIONS AND WARRANTIES OF THE ACQUIRER...........................   9
   5.1  Corporate...........................................................   9
   5.2  Authorization.......................................................  10
   5.3  Consents and Approvals..............................................  10
   5.4  Capitalization and Stock Ownership..................................  10
   5.5  Legal Proceedings...................................................  10
   5.6  Finder's Fees.......................................................  10
   5.7  Section 351.........................................................  10

6. COVENANTS OF THE ACQUIRER................................................  11
   6.1  Payment of Expenses.................................................  11
   6.2  Tax-Free Exchange...................................................  11

7. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRER......................  11
   7.1  Representations and Warranties; Performance of Obligations..........  11
   7.2  No Litigation.......................................................  11
   7.3  No Material Adverse Change..........................................  11
   7.4  Consents and Approvals..............................................  11
   7.5  IPO.................................................................  11
   7.6  Documents to Be Delivered by the Transferors........................  12

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8.  CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY AND THE TRANSFERORS..  12
    8.1   Representations and Warranties; Performance of Obligations........  12
    8.2   No Litigation.....................................................  12
    8.3   Consents and Approvals............................................  12
    8.4   Receipt of Acquirer's Shares......................................  12
    8.5   Documents to Be Delivered by the Acquirer.........................  12
    8.6   IPO...............................................................  13

9.  POST-CLOSING COVENANTS..................................................  13
    9.1   General...........................................................  13
    9.2   Restrictions on Transfer of Acquirer Common Stock.................  13

10. [RESERVED]..............................................................  13

11. DISPUTE RESOLUTION......................................................  13
    11.1  Good-Faith Negotiations...........................................  13
    11.2  Arbitration.......................................................  14
    11.3  WAIVER OF JURY TRIAL..............................................  14
    11.4  No Punitive Damages...............................................  14

12. COMPETITION AND CONFIDENTIALITY BY THE TRANSFERORS......................  14
    12.1  [RESERVED]........................................................  14
    12.2  Confidentiality...................................................  14
    12.3  Affiliates........................................................  15
    12.4  Injunctive Relief.................................................  15

13. TERMINATION.............................................................  15
    13.1  Termination of Agreement..........................................  15
    13.2  Effect of Termination.............................................  16

14. MISCELLANEOUS...........................................................  16
    14.1  Press Releases and Announcements..................................  16
    14.2  No Third-party Beneficiaries......................................  16
    14.3  Contents of Agreement.............................................  16
    14.4  Amendment, Parties in Interest, Assignment, Etc...................  16
    14.5  Interpretation....................................................  17
    14.6  Incorporation of Exhibits, Annexes, and Schedules.................  17
    14.7  Remedies..........................................................  17
    14.8  Notices...........................................................  17
    14.9  Governing Law.....................................................  18
    14.10 Expenses..........................................................  18
    14.11 Counterparts......................................................  18

Annexes

Annex I                    Allocation Summary


                                       ii
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Exhibits

Exhibit A                  Form of Equity Subscription Agreement
Exhibit B                  Form of Joinder to Registration Agreement

                            STOCK EXCHANGE AGREEMENT


         THIS STOCK EXCHANGE AGREEMENT (this "Agreement") is made as of September 21, 1999, by and among ESPERNET.COM, INC., a Delaware corporation (the "Acquirer"), ESPERNET.COM OF NEW YORK, INC., a New York corporation (the "Company"), and the Transferors' Representative (as hereinafter defined) on behalf of all of the stockholders of the Company listed on ANNEX I hereto (each a "Transferor" and collectively the "Transferors"). The Acquirer, the Company and the Transferors are sometimes referred to herein individually as a "Party" and collectively as the "Parties". Certain other terms are used herein as defined below in Section 1 or elsewhere in this Agreement.

                                    RECITALS

         A. The Company is engaged in acquiring businesses which provide Internet access and services, web hosting, web design and Internet related services and support.

         B. The Transferors in the aggregate are the owners of all of the issued and outstanding shares of the capital stock of the Company (the "Company Shares").

         C. This Agreement contemplates a transaction in which the Transferors will exchange their respective Company Shares for Acquirer Common Stock (as hereinafter defined).

         D. This Agreement further contemplates that the aforementioned transaction will occur in conjunction with certain related transactions, consisting of the IPO (as hereinafter defined) and the transfer of certain other businesses by their respective owners to the Acquirer (as hereinafter defined) (together, the "Related Transactions"). The Parties intend that the receipt of the Acquirer Common Stock (as hereinafter defined) will be tax-free under
Section 351 of the Code (as hereinafter defined).

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises, the representations, warranties, covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

1.       DEFINITIONS.

         For convenience, certain terms used in more than one part of this Agreement are listed in alphabetical order and defined or referred to below (such terms as well as any other terms defined elsewhere in this Agreement shall be equally applicable to both the singular and plural forms of the terms defined).

         "Acquirer" is defined above in the preamble.
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         "Acquirer Common Stock" means the common stock, $0.001 par value per share, of the Acquirer.

         "Affiliates" means, with respect to a particular Party, Persons controlling, controlled by or under common control with that Party, as well as any officers, directors and majority-owned entities of that Party and of its other Affiliates. As used in this definition, the term "control" means either
(i) the possession, directly or indirectly, of the power to direct or to cause the direction of the management of the affairs of a Person or the conduct of the business of a Person, or (ii) the holding of a direct or indirect equity or voting interest of fifty percent (50%) or more in the Person.

         "Agreement" means this Agreement and the annexes, exhibits and schedules hereto.

         "Allocation Summary" means the summary of Transferors and their respective allocation of the Acquirer Common Stock attached hereto as ANNEX I.

         "Assets" means, with respect to a particular Person, all of the assets, properties, goodwill and rights of every kind and description, real and personal, tangible and intangible, that are owned or possessed by such Person.

         "Association" is defined in Section 11.2.

         "Business" means, with respect to a particular Person, the entire business, operations, and facilities of such Person.

         "Charter Documents" means an entity's certificate or articles of incorporation, certificate defining the rights and preferences of securities, articles of organization, general or limited partnership agreement, certificate of limited partnership, joint venture agreement or similar document governing the entity.

         "Closing" is defined in Section 3.1.

         "Closing Date" is defined in Section 3.1.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Company" is defined above in the preamble.

         "Company Common Stock" means the common stock, $0.01 par value per share, of the Company.

         "Company Shares" is defined above in the preamble.

         "Confidential Information" means information, including any formula, pattern, compilation, program, device, method, technique or process that (a) derives independent economic value, actual or potential, from not being generally known to the public or to other Persons who can obtain economic value from its disclosure or use; and (b) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. Without limiting the foregoing, "Confidential


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Information" includes lists or descriptions of any customers, referral sources or organizations; financial statements, cost reports or other financial information; Contract proposals, or bidding information; business plans and training and operations methods and manuals; personnel records; fee structure; and management systems, policies or procedures, including related forms and manuals.

         "Consents" means any consent, waiver, approval, order or authorization of, or registration, declaration or filing with or notice to, any governmental authority or other Person.

         "Contract" means any written or oral contract, agreement, lease, instrument or other commitment that is binding on any Person or its property under applicable Law.

         "Court Order" means any judgment, decree, injunction, order or ruling of any federal, state, local or foreign court or governmental or regulatory body or authority that is binding on any person or its property under applicable Law.

         "Default" means (a) a breach, default or violation, (b) the occurrence of an event that with or without the passage of time or the giving of notice, or both, would constitute a breach, default or violation or (c) with respect to any Contract, the occurrence of an event that with or without the passage of time or the giving of notice, or both, would give rise to a right of termination, renegotiation or acceleration or a right to receive damages or a payment of penalties.

         "Encumbrances" means any lien, mortgage, security interest, pledge, restriction on transferability, defect of title or other claim, charge or encumbrance of any nature whatsoever on any property or property interest.

         "Equity Subscription Agreement" means the Equity Subscription Agreement between each Transferor and the Acquirer, substantially in the form of EXHIBIT I hereto.

         "IPO" means the first underwritten public offering of the Acquirer Common Stock pursuant to an effective registration statement under the Securities Act that will result in an aggregate post-IPO market capitalization of the Acquirer of at least $100 million (determined by multiplying the outstanding shares of the Acquirer Common Stock by the IPO offering price).

         "LLGM" means LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel to the Acquirer.

         "Law" means any statute, law, ordinance, regulation, order or rule of any federal, state, local, foreign or other governmental agency or body or of any other type of regulatory body, including those covering environmental, energy, safety, health, transportation, bribery, record keeping, zoning, antidiscrimination, antitrust, wage and hour, and price and wage control matters.

         "Liability" means any direct or indirect liability, indebtedness, obligation, claim, loss, damage, deficiency, guaranty or endorsement of or by any person, absolute or contingent, accrued or unaccrued, due or to become due, liquidated or unliquidated.

         "Litigation" means any lawsuit, action, arbitration, administrative or other proceeding, criminal prosecution or governmental investigation or inquiry.


                                      -3-
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         "Material Adverse Effect" means, with respect to a particular Person, a material adverse effect on the Business, Assets, financial condition, results of operations, products, competitive position, customers or customer relations of such Person, determined on a consolidated basis, and when used with respect to representations, warranties or conditions, means the aggregate effect of all similar situations unless the context indicates otherwise.

         "Ordinary course" or "ordinary course of business" means the ordinary course of business that is consistent with past practices.

         "Party" is defined above in the preamble.

         "Person" means any natural person, corporation, limited liability company, partnership, proprietorship, association, trust or other legal entity.

         "Registration Agreement" means the joinder to the Registration Rights Agreement between each Transferor and the Acquirer, substantially in the form of EXHIBIT B hereto.

         "Registration Statement" means the Acquirer's registration statement on Form S-1 once filed with and deemed effective by the SEC in connection with the IPO.

         "Related Transaction" is defined above in the preamble.

         "SEC" means the U.S. Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Transaction Documents" means this Agreement, the Equity Subscription Agreement, the Registration Agreement, and each of the other documents contemplated by this Agreement.

         "Transactions" means the transactions contemplated by the Transaction Documents.

         "Transfer" is defined in Section 9.2.

         "Transferors" is defined above in the preamble.

         "Transferors' Representative" is defined in Section 3.3(a).

2.       THE EXCHANGE OF SHARES.

         2.1 BASIC TRANSACTION. On and subject to the terms and conditions of this Agreement, the Acquirer agrees to exchange with the Transferors, and each Transferor agrees to exchange with the Acquirer, all of the Company Shares in exchange for the Acquirer Common Stock as specified below in this Section 2. Each share of Company Common Stock shall be exchanged for the number of shares of Acquirer Common Stock set forth on the Allocation Summary.


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         2.2 STOCK EXCHANGE.

                  (a) Exchange Value. The amount of Acquirer Common Stock payable to the Transferors in exchange for their shares of Company Common Stock shall equal the total value of the Company based on the IPO offering price less
(i) the total value of shares of Acquirer Common Stock issued to public investors in connection with the IPO and (ii) the total value of the shares of Acquirer Common Stock issued to the other transferors in connection with the Related Transactions.

                  (b) Surrender of Certificates. Each Transferor's allocable share of the Acquirer Common Stock as set forth in ANNEX I will be issuable upon the surrender of the certificates and other documentation specified in Section
3.2. As to each Transferor who properly surrenders such certificates and other documentation, the Acquirer will deliver to such Transferor such Transferor's allocable share of the Acquirer Common Stock as set forth in ANNEX I.

                  (c) Restricted Stock. Unless the Acquirer agrees to include any of the Acquirer Common Stock in the Registration Statement, none of the Acquirer Common Stock issued in connection with this Agreement will be registered under the Securities Act. Each certificate for the Acquirer Common Stock shall bear a legend describing the foregoing restriction.

3.       CLOSING.

         3.1 LOCATION, DATE. The closing for the Transactions (the "Closing") is being held at the offices of LeBoeuf, Lamb, Greene & MacRae, L.L.P., in New York, New York, or at such other location as the Parties hereto may agree, commencing at 9:00 a.m. local time simultaneously with the closing of the IPO and the Related Transactions or such other date as the Acquirer and the Transferors may mutually determine (the "Closing Date").

         3.2      DELIVERIES.

                  (a) Within seven (7) business days following the Closing Date, the Acquirer shall deliver, or shall cause to be delivered by its transfer agent, certificates to each Transferor for the Acquirer Common Stock representing such Transferor's allocable share of the Acquirer Common Stock as set forth in ANNEX I in accordance with Section 2; and

                  (b) At least three (3) business days prior to the Closing, (i) the Transferors will deliver to LLGM the various certificates, instruments, and documents referred to in Section 7 below, (ii) the Acquirer will deliver to LLGM the various certificates, instruments, and documents referred to in Section 8 below, and (iii) each of the Transferors will deliver to LLGM the certificates representing all of their respective Company Shares, duly endorsed in blank or accompanied by a duly executed stock power. LLGM shall hold all such certificates, documents and instruments in escrow pending consummation of the Closing.


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         3.3 TRANSFERORS' REPRESENTATIVE.

                  (a) In order to administer efficiently (i) the execution and implementation of this Agreement by the Transferors, (ii) the waiver of any condition to the obligations of the Transferors to consummate the Transactions and (iii) the settlement of any dispute with respect to this Agreement, the Transferors, by their execution of this Agreement, do hereby designate and irrevocably appoint Chinh Chu as their representative and attorney-in-fact with full power of substitution for all purposes under this Agreement (the "Transferors' Representative").

                  (b) The Transferors, by their execution of this Agreement, do hereby authorize the Transferors' Representative (i) to take all action necessary in connection with the implementation of this Agreement on behalf of the Transferors, the waiver of any condition to the obligations of the Transferors to consummate the Transactions, or the settlement of any dispute,
(ii) to give and receive all notices required to be given under this Agreement and (iii) to take any and all additional action as is contemplated to be taken by or on behalf of the Transferors by the terms of this Agreement.

                  (c) All decisions and actions by the Transferors' Representative shall be conclusive and binding upon all of the Transferors, and no individual Transferor shall have the right to object, dissent, protest or otherwise contest the same or have any cause of action against the Acquirer for any action taken or omitted to be taken, given by the Transferors' Representative; and no Transferor shall have any cause of action against the Transferors' Representative for any action taken, decision made or instruction given by the Transferors' Representative under this Agreement, in the absence of fraud, gross negligence or willful misconduct of the Transferors' Representative.

                  (d) By their execution of this Agreement, the Transferors agree that: (i) the Acquirer shall be able to rely conclusively on the instructions and decisions of the Transferors' Representative as to any actions required or permitted to be taken by the Transferors or the Transferors' Representative hereunder, and no Party hereunder shall have any cause of action against the Acquirer for action taken by the Acquirer in reliance upon the instructions or decisions of the Transferors' Representative; (ii) the Transferors' Representative shall be deemed to fulfill any fiduciary obligation to the Transferors so long as no Transferor is adversely affected by any action or failure to act of the Transferors' Representative in a disproportionate measure compared to any other Transferor; (iii) remedies available at law for any breach of the provisions of this Section are inadequate, therefore, the Acquirer shall be entitled to temporary and permanent injunctive relief without the necessity of proving damages if the Acquirer brings an action to enforce the provisions of this Section; (iv) the provisions of this Section 3.3 are independent and severable, shall constitute an irrevocable power of attorney, coupled with an interest and surviving death of the Transferors, or any one of them granted by the Transferors to the Transferors' Representative and shall be binding upon the executors, heirs, legal representatives and successors of each Transferor; and (v) all fees and expenses incurred by the Transferors' Representative shall be paid ratably by the Transferors.


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4.       REPRESENTATIONS AND WARRANTIES OF THE TRANSFERORS.

         Except as otherwise provided in Section 4.4(b) and Section 4.8, the Transferors hereby jointly and severally represent and warrant to the Acquirer as follows:

         4.1 CORPORATE STATUS. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of New York and is qualified to do business as a foreign corporation in any jurisdiction where it is required to be so qualified.

         4.2 AUTHORIZATION. The Company has the requisite power and authority to own its Assets and to carry on its Business as currently conducted. The Transferors have approved the appointment of the Transferors' Representative to act on their behalf in accordance with the terms of Section 3.3. Each Transferor and the Company have duly executed and delivered each Transaction Document to which he, she or it is a Party, and each Transaction Document constitutes a valid and binding obligation of such Party, enforceable against each Transferor and the Company in accordance with its terms; except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws relating to or affecting the rights of creditors generally or contrary to public policy, except as enforcement hereof is subject to general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity), and except to the extent that provisions indemnifying a Party against Liability for his, her or its own wrongful or negligent acts may be unenforceable.

         4.3 CONSENTS AND APPROVALS. Neither the execution and delivery by each Transferor and the Company of the Transaction Documents to which he, she or it is a Party, nor the performance of the Transactions to be performed by such Party, will require any Consent, constitute a Default or cause any payment obligation (other than a payment obligation arising pursuant to a court-ordered decree of divorce or an Agreement or instrument entered into or given in connection with a divorce proceeding or similar matter) to arise under (a) any Law or Court Order to which any Transferor or the Company is subject, (b) the Charter Documents or bylaws of the Company or (c) any Contract, Government Permit or other document to which any Transferor or the Company is a party or by which the properties or other Assets of any Transferor or the Company may be subject.

         4.4 CAPITALIZATION AND STOCK OWNERSHIP.

                  (a) The total authorized capital stock of the Company consists of 10,000,000 shares of Company Common Stock, of which 6,360,192 shares are issued and outstanding, and no shares are (i) subject to issuance pursuant to vested options, (ii) subject to issuance pursuant to unvested options, (iii) reserved for issuance pursuant to future option grants, or (iv) subject to unexercised warrants. The Transferors are not a party to (or have otherwise terminated) any voting trust, proxy, or other Agreement or understanding with respect to the voting of any capital stock of the Company.

                  (b) Each Transferor, severally but not jointly, represents and warrants, only with respect to the Company Shares of such Transferor as set forth beside his, her or its name on ANNEX I, that (i) such Transferor is the sole record and beneficial owner of the number of shares of Company Common Stock as set forth beside his, her or its name on ANNEX I, and (ii) such Transferor owns all of such Company Common Stock free and clear of any Encumbrances (other than vesting or forfeiture provisions or restrictions on transfer imposed by applicable federal and state securities Laws).

                  (c) There are no existing options, warrants, calls, commitments or other rights of any character (including conversion or preemptive rights) relating to the acquisition of any issued or unissued capital stock or other securities of the Company. There are no outstanding or authorized option, stock appreciation, phantom stock, or similar rights with respect to the Company. All of the Company Shares are duly and validly authorized and issued, fully paid and non-assessable. The Company has complied with all applicable Laws in connection with the issuance of the Company Shares, and none of the Company Shares were issued in violation of any Contract binding upon the Company. Upon completion of the Transactions at the Closing, the Acquirer shall receive valid title to all of the Company Shares, free and clear of all Encumbrances.

         4.5 SUBSIDIARIES. The Company does not own, directly or indirectly, any subsidiary, any interest or investment (whether equity or debt) in any corporation, partnership, business, trust, joint venture or other legal entity.

         4.6 CORPORATE RECORDS. The minute books of the Company contain complete, correct and current copies of its Charter Documents and bylaws and of all minutes of meetings, resolutions and other proceedings of its Board of Directors and stockholders. The stock record book of the Company is complete, correct and current.

         4.7 LEGAL PROCEEDINGS AND COMPLIANCE WITH LAW. There is no Litigation that is pending or threatened against the Company. There has been no Default by the Company under any Laws applicable to the Company and the Company has not received any notices from any governmental entity regarding any alleged Defaults under any Laws. There has been no Default with respect to any Court Order applicable to the Company.

         4.8 SECURITIES MATTERS. Each Transferor, severally but not jointly, represents and warrants as follows:

                  (a) The Transferors are experienced in evaluating and investing in high-technology companies such as Acquirer. The Transferors have substantial experience in investing in and evaluating private placement transactions of securities in companies similar to Acquirer and are capable of evaluating the risks and merits of their investment in Acquirer and have the capacity to protect their own interests.

                  (b) The Transferors are acquiring the Acquirer Common Stock solely for their own account and not with a view to, or for resale in connection with, any distribution thereof, except in compliance with the Securities Act and applicable state securities Laws, and the Transferors have no present intention of selling or distributing the Acquirer Common Stock except in compliance with the Securities Act and applicable state securities Laws. The Transferors acknowledge that as of the date of this Agreement the Acquirer Common Stock has not been registered under the Securities Act.

                  (c) The Transferors are aware of the applicable limitations under the Securities Act relating to a subsequent sale, transfer, pledge, mortgage, hypothecation, assignment or other encumbrance of the Acquirer Common Stock. The Transferors further acknowledge that the Acquirer Common Stock must be held indefinitely unless it is subsequently registered under the Securities Act and applicable state securities Laws or an exemption from such registration is available. The Transferors are aware of the provisions of Rule 144 promulgated under the Securities Act which permits limited resale of shares acquired in a private placement subject to the satisfaction of certain conditions, including, among other things, the resale occurring not less than one year after a party has purchased and paid for the security to be sold.

                  (d) The Transferors acknowledge that the Acquirer has provided them with adequate access to financial and other information concerning the Acquirer and the Acquirer Common Stock, and that the Transferors have had the opportunity to ask questions of and receive answers from the Acquirer concerning the Acquirer Common Stock and to obtain therefrom any additional information necessary to make an informed decision regarding the acquisition of the Acquirer Common Stock.

                  (e) Each of the Transferors is an "accredited investor" as that term is defined in Rule 501(a) under the Securities Act. None of the Transferors has been organized for the specific purpose of acquiring the Acquirer Common Stock.

                  (f) The Transferors will not sell, transfer, pledge, donate, assign, mortgage, hypothecate or otherwise encumber the Acquirer Common Stock unless the Acquirer Common Stock is registered under the Securities Act or the Acquirer is given an opinion of counsel (which may be an opinion of counsel to the Acquirer), reasonably acceptable to the Acquirer, that such registration is not required under the Securities Act.

                  (g) The Transferors realize that the Acquirer is relying on the validity of the Transferors' representations and agreements contained herein and in the other Transaction Documents in issuing the Acquirer Common Stock to the Transferors without registration under the Securities Act.

         4.9 ACCURACY OF INFORMATION. No representation or warranty by any Transferor in any Transaction Document, and no information contained herein or therein or in any document delivered pursuant hereto or thereto, including the Company Financial Statements and the Schedules hereto, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading.

5.       REPRESENTATIONS AND WARRANTIES OF THE ACQUIRER.

         The Acquirer hereby represents and warrants to the Transferors as follows:

         5.1 CORPORATE. The Acquirer is a corporation duly organized, validly existing and in good standing under the Laws of Delaware.

         5.2 AUTHORIZATION. The Acquirer has the requisite power and authority to execute and deliver the Transaction Documents to which it is a Party and to perform the Transactions performed or to be performed by it. Such execution, delivery and performance by the Acquirer has been duly authorized by all necessary corporate action. The Acquirer has duly executed and delivered this

Agreement and this Agreement constitutes a valid and binding obligation of the Acquirer, enforceable against the Acquirer in accordance with its terms; except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws relating to or affecting the rights of creditors generally or contrary to public policy, except as enforcement hereof is subject to general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity), and except to the extent that provisions indemnifying a Party against Liability for his, her or its own wrongful or negligent acts may be unenforceable.

         5.3 CONSENTS AND APPROVALS. Neither the execution and delivery by the Acquirer of the Transaction Documents to which it is a Party, nor the performance of the Transactions by the Acquirer, will require any Consent, or constitute a Default or cause any payment obligation to arise under (a) any Law or Court Order to which the Acquirer is subject, (b) the Charter Documents or bylaws of the Acquirer or (c) any Contract, Governmental Permit or other document to which the Acquirer is a party or by which the properties or other Assets of the Acquirer may be subject.

         5.4 CAPITALIZATION AND STOCK OWNERSHIP. The total authorized capital stock of the Acquirer consists of 120,000,000 shares, of which 100,000,000 shares are designated as Common Stock, $0.001 par value per share, one share of which is issued and outstanding as of the date hereof, and 20,000,000 are designated as Preferred Stock, $0.001 par value per share, none of which are issued and outstanding as of the date hereof.

         5.5 LEGAL PROCEEDINGS. There is no Litigation that is pending or, to the Acquirer's knowledge, threatened against the Acquirer, except where such Litigation is not expected to have a Material Adverse Effect. There has been no Default by the Acquirer under any Laws applicable to the Acquirer, and the Acquirer has not received any notices from any governmental entity regarding any alleged Defaults under any Laws. There has been no Default with respect to any Court Order applicable to the Acquirer.

         5.6 FINDER'S FEES. Acquirer shall pay at the Closing all commissions, finder's or similar fees in connection with the Transactions for any Person retained by the Acquirer or the Company in such capacity.

         5.7 SECTION 351. Immediately after the Closing, the Transferors, together with (a) the Transferors of all Businesses acquired by the Acquirer in connection with the IPO, (b) all of the purchasers of the Acquirer's Common Stock in the IPO, and (c) all other Transferors of property to the Acquirer in exchange for the Acquirer Common Stock in connection with the IPO, shall possess at least eighty (80%) percent of the total combined voting power of all classes of Acquirer Common Stock entitled to vote and at least eighty (80%) percent of the total number of shares of all other classes of stock of the Acquirer.

6.       COVENANTS OF THE ACQUIRER.

         6.1 PAYMENT OF EXPENSES. On or promptly after the Closing Date, the Acquirer shall pay the expenses incurred in connection with the Transactions, including any amounts that may be due from the Parties to their lawyers, accountants, consultants, investment bankers, brokers, finders, and other advisors.

         6.2 TAX-FREE EXCHANGE. The Parties agree that this transaction will occur in conjunction with the Related Transactions, and the Parties intend that the receipt of the Acquirer Common Stock by the Transferors and by the parties involved in the Related Transactions will be tax-free under Section 351 of the Code.

7.       CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRER.

         All obligations of the Acquirer to consummate the Transactions are subject to the satisfaction (or waiver by the Acquirer) prior thereto of each of the following conditions:

         7.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. All of the representations and warranties of the Transferors and the Company contained in this Agreement shall be true, correct and complete on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date; all of the terms, covenants, agreements and conditions of this Agreement to be complied with, performed or satisfied by the Company and the Transferors on or before the Closing Date shall have been duly complied with, performed or satisfied.

         7.2 NO LITIGATION. No Litigation shall have been instituted or threatened to restrain or prohibit the Transactions, or limiting or restricting the Acquirer's conduct or operation of the Business of the Company (or its own Business) following the Closing. There shall be no Litigation of any nature pending or threatened against the Acquirer or the Company, their respective properties or any of their officers or directors, that could have a Material Adverse Effect on the Business, Assets, Liabilities, financial condition, results of operations or prospects of the Company.

         7.3 NO MATERIAL ADVERSE CHANGE. There shall have been no changes in the Business, operations, affairs, prospects, properties, Assets, existing and potential Liabilities, obligations, profits or condition (financial or otherwise) of the Company since the Balance Sheet Date which, taken as a whole, have a Material Adverse Effect on the Business, Assets, Liabilities, financial condition, results of operations or prospects of the Company; and the Acquirer shall have received a certificate, dated the Closing Date, signed by each Transferor and an officer of the Company to such effect.

         7.4 CONSENTS AND APPROVALS. All Consents relating to the consummation of the Transactions by the Company and the Transferors shall have been obtained.

         7.5 IPO. The Registration Statement filed by the Acquirer with the SEC in connection with the IPO shall have become effective and there shall be no other impediments to the closing of the IPO.

         7.6 DOCUMENTS TO BE DELIVERED BY THE TRANSFERORS. The following documents, duly executed by the appropriate Parties, shall have been delivered to LLGM at least three business days prior to the Closing by the Company and the
Transferors:

                  (a) Resignations. The resignations, effective as of the Closing, of each officer and director of the Company.

                  (b) Company Shares. Certificates of the Company Shares, duly endorsed in blank or accompanied by duly executed assignment documents by the respective Transferors, representing one hundred percent (100%) of the issued and outstanding capital stock of the Company and all of such Company Shares shall be free and clear of any Encumbrances of any nature whatsoever.

                  (c) Subscription Agreement Joinder. A joinder in the form and substance of EXHIBIT A attached hereto to the Equity Subscription Agreement for each of the Transferors.

                  (d) Registration Agreement Joinder. A joinder in the form and substance of EXHIBIT B attached hereto to the Registration Agreement for each of the Transferors.

                  (e) Ancillary Documents. Any other Transaction Documents to which they are a Party.

8.       CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY AND THE TRANSFERORS.

         All obligations of the Company and the Transferors to consummate the Transactions are subject to the satisfaction (or waiver by the Transferors to which the condition relates) prior thereto of each of the following conditions:

         8.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. All of the representations and warranties of the Acquirer contained in this Agreement shall be true, correct and complete on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date; all of the terms, covenants, agreements and conditions of this Agreement to be complied with, performed or satisfied by the Acquirer on or before the Closing Date shall have been duly complied with, performed or satisfied.

         8.2 NO LITIGATION. No Litigation shall have been instituted or threatened to restrain or prohibit the Transactions.

         8.3 CONSENTS AND APPROVALS. All Consents relating to the consummation of the Transactions by the Acquirer shall have been obtained.

         8.4 RECEIPT OF ACQUIRER'S SHARES. The Transferors shall receive the Acquirer Common Stock pursuant to Section 2.2 within seven (7) business days after the Closing.

         8.5 DOCUMENTS TO BE DELIVERED BY THE ACQUIRER. The following documents, duly executed by the appropriate Parties, shall have been delivered to LLGM at least three business days prior to the Closing by the Acquirer:

                  (a) Subscription Agreement Joinder. A joinder in the form and substance of EXHIBIT A attached hereto to the Equity Subscription Agreement attached hereto for each of the Transferors.

                  (b) Registration Agreement Joinder. A joinder to the Registration Agreement in the form and substance of EXHIBIT B attached hereto for each of the Transferors.

                  (c) Ancillary Documents. Any other Transaction Documents to which they are a Party.

         8.6 IPO. The Registration Statement filed by the Acquirer with the SEC in connection with the IPO shall have become effective and there shall be no other impediments to the closing of the IPO.

9.       POST-CLOSING COVENANTS.

         9.1 GENERAL. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 10 below). The Transferors acknowledge and agree that, from and after the Closing, the Acquirer and/or Company will be entitled to possession of all documents, books, records, agreements, and financial data of any sort relating to the Company; provided, however, that the Transferors may retain any copies of the foregoing as shall be necessary to comply with applicable Tax and other Laws, regulations and ordinances.

         9.2 RESTRICTIONS ON TRANSFER OF ACQUIRER COMMON STOCK. Except as permitted by the Acquirer pursuant to the Registration Statement, the Transferors shall not directly or indirectly, sell, transfer any beneficial interest in, pledge, hypothecate or otherwise dispose, or offer to sell, transfer any beneficial interest in, pledge, hypothecate or otherwise dispose (collectively "Transfer"), any shares of Acquirer Common Stock constituting the Stock Portion of the Transfer Consideration during the 12-month period following the Closing Date.

10.      [RESERVED].

11.      DISPUTE RESOLUTION.

         11.1 GOOD-FAITH NEGOTIATIONS. If after the Closing any dispute arises under Section 10 with respect to a claim for Damages that is not settled promptly in the ordinary course of business, the Parties shall seek to resolve any such dispute between them, first, by negotiating promptly with each other in good faith in face-to-face negotiations. If the Parties are unable to resolve such dispute between them within twenty (20) business days (or such period as the Parties shall otherwise agree) through these face-to-face negotiations, then any such dispute shall be resolved in the manner set forth in Section 11.2.

         11.2 ARBITRATION. If the Parties do not resolve a dispute under Section 11.1, the dispute shall be settled by arbitration conducted on a confidential basis, under the U.S. Arbitration Act, if applicable, and the then current Commercial Arbitration Rules of the American Arbitration Association (the "Association") strictly in accordance with the terms of this Agreement and the substantive Law of the State of New York. The arbitration shall be conducted at the Association's regional office located in the New York, New York area by three arbitrators, at least one of whom shall be knowledgeable regarding businesses engaged in providing services via the Internet, one of whom shall be an attorney and one of whom shall be a member of a "Big-Five" accounting firm familiar with Businesses engaged in providing services via the Internet. Judgment upon the arbitrators' award may be entered and enforced in any court of competent jurisdiction. Neither Party shall institute a proceeding hereunder unless at least 60 days prior thereto such Party shall have given written notice to the other Party of its intent to do so. In any award, the arbitrators shall assess the arbitration costs and expenses, including attorneys fees of the Parties, in a manner deemed equitable by the arbitrators, taking into account the arbitration decision.

         11.3 WAIVER OF JURY TRIAL. WITH RESPECT TO ANY DISPUTE ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT, WHICH HAS NOT BEEN RESOLVED BY NEGOTIATION AS PROVIDED HEREIN AND AS TO WHICH LEGAL ACTION NEVERTHELESS OCCURS, EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHTS IT MAY HAVE TO DEMAND A JURY TRIAL. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY EACH PARTY HERETO AND EACH PARTY ACKNOWLEDGES THAT NONE OF THE OTHER PARTIES NOR ANY PERSON ACTING ON BEHALF OF THE OTHER PARTIES HAS MADE ANY REPRESENTATION OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. EACH PARTY FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. EACH PARTY FURTHER ACKNOWLEDGES THAT IT HAS READ AND UNDERSTOOD THE MEANING AND RAMIFICATIONS OF THIS WAIVER PROVISION.

         11.4 NO PUNITIVE DAMAGES. The Parties to this Agreement agree to waive any right to seek punitive damages.

12.      COMPETITION AND CONFIDENTIALITY BY THE TRANSFERORS.

         12.1 [RESERVED].

         12.2 CONFIDENTIALITY. For an indefinite period after the Closing, no Transferor shall divulge, communicate or use in any way, any Confidential Information or trade secrets of the Business of the Acquirer or the Company. Each Transferor shall, and shall cause its subsidiaries, Affiliates, officers, directors, employees, accountants, counsel, financial advisors and other representatives and agents, to treat and hold as such all of the Confidential Information, refrain from disclosing or using any of the Confidential Information except in connection with this Agreement and the Transactions, and except as otherwise permitted hereunder or as may be required by Law, deliver promptly to the Acquirer or the Company or destroy, at the request and option of the Acquirer or the Company, all tangible embodiments (and all copies) of the Confidential Information which are in the possession of such Transferor. In the event that any Transferor is requested or required (by request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar legal process) to disclose any Confidential Information, such Transferor will notify the Acquirer or the Company promptly of the request or requirement so that the Acquirer or the Company may seek an appropriate protective order or waive compliance with the provisions of this
Section 12.2. If, in the absence of a protective order or the receipt of a waiver hereunder, any Transferor is compelled to disclose any Confidential Information or else stand liable for contempt, such Transferor may disclose the Confidential Information; provided, however, that such Transferor shall use its reasonable efforts to obtain, at the reasonable request of the Acquirer or the Company, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Acquirer or the Company shall reasonably designate.

         12.3 AFFILIATES. The terms of this Section 12 shall apply to each Transferor and any Affiliate of his or hers to the same extent as if they were parties hereto, and each Transferor shall take whatever actions may be necessary to cause his or her Affiliates to adhere to the terms of this Section 12.

         12.4 INJUNCTIVE RELIEF. In the event of any breach or threatened breach by any Transferor of any provision of this Section 12, the Acquirer shall be entitled to injunctive or other equitable relief, restraining such Party from using or disclosing any Confidential Information in whole or in part, or from engaging in conduct that would constitute a breach of the obligations of a Transferor under this Section 12. Such relief shall be in addition to and not in lieu of any other remedies that may be available, including an action for the recovery of damages. In the event of Litigation involving this Section 12, if a court of competent jurisdiction determines that the scope of this Section 12 is too broad in any respect, then the scope shall be deemed to be reduced or narrowed to such scope as is found lawful and reasonable by such court. Each Transferor acknowledges, however, that this Section 12 has been negotiated by the Parties and that the geographical and time limitations, as well as the limitation on activities, are reasonable in light of the circumstances pertaining to the Business of the Acquirer and the Company.

13.      TERMINATION

         13.1 TERMINATION OF AGREEMENT. The Parties may terminate this Agreement as provided below:

                  (a) the Acquirer and the Transferors may terminate this Agreement by mutual written consent at any time prior to the Closing;

                  (b) the Acquirer may terminate this Agreement by giving written notice to the Transferors' Representative at any time prior to the Closing in the event the Transferors are in breach of any representation, warranty, or covenant contained in this Agreement in any material respect and such breach has not been cured within ten (10) days of written notice thereof, and the Transferors may terminate this Agreement by giving written notice to the Acquirer at any time prior to the Closing in the event the Acquirer is in breach of any representation, warranty, or covenant contained in this Agreement in any material respect and such breach has not been cured within ten (10) days of written notice thereof;

                  (c) this Agreement will terminate if the Closing shall not have occurred on or before February 29, 2000.

                  (d) Nothing contained in this Section 13.1 shall alter, affect, modify or restrict any Parties' rights to rely on and/or seek indemnification for a breach of any of the representations and warranties and/or conditions or covenants of any of the Parties contained in this Agreement.

         13.2 EFFECT OF TERMINATION. Except as provided in Section 12.2, if either the Acquirer or any one or the Transferors terminates this Agreement pursuant to Section 13.1 above, all obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party.

14.      MISCELLANEOUS.

         14.1 PRESS RELEASES AND ANNOUNCEMENTS. Except as may be required by applicable securities Laws or stock exchange requirements, no Party shall issue any press release or public announcement relating to the subject matter of this Agreement prior to, at or about the Closing without the prior written approval of the Acquirer and the Transferors, provided, however, that any Party may make any public disclosure it believes in good faith is required by Law or regulation (in which case the disclosing Party will advise the other Parties prior to making the disclosure).

         14.2 NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

         14.3 CONTENTS OF AGREEMENT. This Agreement, together with the other Transaction Documents, sets forth the entire understanding of the Parties hereto with respect to the subject matter hereof and supersedes all prior agreements or understandings among the Parties regarding such matters.

         14.4 AMENDMENT, PARTIES IN INTEREST, ASSIGNMENT, ETC. This Agreement may be amended, modified or supplemented only by a written instrument duly executed by each of the Parties hereto. If any provision of this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, legal representatives, successors and permitted assigns of the Parties hereto. No Party hereto shall assign this Agreement or any right, benefit or obligation hereunder; provided, however, that the Acquirer may assign any or all of its rights, benefits or obligations herein to any Affiliate. Any term or provision of this Agreement may be waived at any time by the Party entitled to the benefit thereof by a written instrument duly executed by such Party. The Parties hereto shall execute and deliver any and all documents and take any and all other actions that may be deemed reasonably necessary by their respective counsel to complete the Transactions.

         14.5 INTERPRETATION. Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to any gender include all genders, (c) "or" has the inclusive meaning frequently identified with the phrase "and/or," (d) "including" has the inclusive meaning frequently identified with the phrase "but not limited to" and (e) references to "hereunder" or "herein" relate to this Agreement. The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in early respect. Annex, section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified. Each accounting term used herein that is not specifically defined herein shall have the meaning given to it under GAAP.

         14.6 INCORPORATION OF EXHIBITS, ANNEXES, AND SCHEDULES. The Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         14.7 REMEDIES. The remedies provided by Section 12 shall constitute the exclusive remedies for the matters covered thereby. With respect to any matters not covered by such Section, any Party hereto shall be entitled to such rights and remedies as such Party may have at law or in equity or otherwise for any breach of this Agreement, including the right to seek specific performance, rescission or restitution, none of which rights or remedies shall be affected or diminished by the remedies provided hereunder.

         14.8 NOTICES. All notices that are required or permitted hereunder shall be in writing and shall be sufficient if personally delivered or sent by mail, facsimile or Federal Express (or other reputable delivery or courier service). Any notices shall be deemed given upon the earlier of (a) the date when received, (b) the third day after the date when sent by registered or certified mail, (c) the day when sent by facsimile, (d) the day after the date when sent by Federal Express (or other reputable delivery or courier service), to the address or fax number set forth below, unless such address or fax number is changed by notice to the other Party hereto:

                  If to the Acquirer:

                           espernet.com, inc.
                           383 West 12th Street
                           New York, New York  10014
                           Attention:  Martin Prazak, CEO
                           Fax:  (212) 989-4717
                           with a required copy to:

                           LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                           Goodwin Square
                           225 Asylum Street, 13th Floor
                           Hartford, Connecticut  06103
                           Attention:  John J. Altorelli, Esq.
                           Fax:  (860) 293-3555

                  If to the Transferors or Transferors' Representative:

                           Chinh Chu
                           15 West 17th Street
                           3rd Floor
                           New York, NY

         14.9 GOVERNING LAW. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK

WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

         14.10 EXPENSES. The Acquirer bear all costs and expenses (including legal fees and expenses and investment banking fees) incurred in connection with this Agreement and the Transactions.

         14.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more Parties hereto, and an executed copy of this Agreement may be delivered by one or more Parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such Party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes as of the date first written above. At the request of any Party hereto, all Parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, this Stock Exchange Agreement has been executed by the Parties hereto as of the day and year first written above.

                                           ESPERNET.COM, INC.



                                           By: /s/ Paul Hart
                                              ----------------------------------
                                              Name:  Paul Hart
                                              Title:    Executive Vice President


                                           ESPERNET.COM OF NEW YORK, INC.




                                           By: /s/ Paul Hart
                                              ----------------------------------
                                              Name:    Paul Hart
                                              Title:   President


                                           TRANSFERORS' REPRESENTATIVE




                                                /s/ Chinh Chu
                                              ----------------------------------
                                                Chinh Chu


                  [SIGNATURE PAGE TO STOCK EXCHANGE AGREEMENT]

                                   TRANSFERORS



                                   _____________________________________________
                                   Chinh Chu


                                   _____________________________________________
                                   Curtis G. Macnguyen


                                   RANGER INVESTMENTS, LP

                                   By:__________________________________________
                                      Its


                                   _____________________________________________
                                   Howard Fritz


                                   _____________________________________________
                                   Keith W. Abell


                                   _____________________________________________
                                   HRH Crown Prince Pavlos



                                   SPRINGFIELD TECHNOLOGY VENTURES LIMITED

                                   By:__________________________________________
                                      Its


                                   _____________________________________________
                                   Albert W. Lin


                                   _____________________________________________
                                   Christopher T. Winkler


                                   _____________________________________________
                                   Richard J. Prati


                                   _____________________________________________
                                   John G. Troiano

                                   HIGHLINE CAPITAL HOLDINGS, LLC

                                   By:__________________________________________
                                      Its


                                   _____________________________________________
                                   Aristotle Perry Navab


                                   _____________________________________________
                                   Peter D. DeSorcy


                                   _____________________________________________
                                   Mary Yuen


                                   _____________________________________________
                                   Anand K. Desai


                                   _____________________________________________
                                   Paul J. Hart


                                   _____________________________________________
                                   Martin D. Prazak


                                   _____________________________________________
                                   Ihsan M. Essaid


                                   _____________________________________________
                                   John Leiderback


                                   _____________________________________________
                                   Jerry C. Yuen


                                   _____________________________________________
                                   Roger A. Aguinaldo


                                   _____________________________________________
                                   Richard M. Aguinaldo


                                   _____________________________________________
                                   Elvira Artemiuk

                                   _____________________________________________
                                   Douglas B. Newton


                                   _____________________________________________
                                   Stephanie J. Schulwolf


                                   _____________________________________________
                                   Alexander M. Bacher












                  [SIGNATURE PAGE TO STOCK EXCHANGE AGREEMENT]

                                     ANNEX I

                              ALLOCATION SUMMARY(1)



                                   COMPANY        CONVERSION         ACQUIRER
SHAREHOLDER                     COMMON STOCK         RATE          COMMON STOCK
- -----------                     ------------      ----------       ------------
Chinh E. Chu                      2,305,600
Curtis G. Macnguyen                 672,000
Ranger Investments, LP              576,000
Howard Fritz                        300,400
Keith W. Abell                      240,000
HRH Crown Prince Pavlos             192,000
Springfield Technology              144,000
  Ventures Limited
Albert W. Lin                       112,000
Christopher T. Winkler               96,000
Richard J. Prati                     96,000
John G. Troiano                      96,000
Highline Capital Holdings,           96,000
LLC
Aristotle Perry Navab                96,000
Peter D. DeSorcy                     57,600
Mary Yuen                            48,000
Anand K. Desai                       38,400
Paul J. Hart                        694,848
Martin D. Prazak                    159,008
Ihsan M. Essaid                     159,008
John Leiderback                      60,400
Jerry C. Yuen                        66,464
Roger A. Aguinaldo                   30,240
Richard M. Aguinaldo                  9,088
Elvira Artemiuk                       6,048
Douglas B. Newton                     6,048
Stephanie J. Schulwolf                1,520
Alexander M. Bacher                   1,520
         TOTALS                   6,360,192

- --------
         (1) The Conversion Rate shall be determined on the IPO date in accordance with the exchange value set forth in Section 2.2(a) of this Agreement.